Exhibit 10.27


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made as of the 1st day of April, 1998, by and between SPURLOCK INDUSTRIES, INC., a Virginia corporation ("SII"), SPURLOCK ADHESIVES, INC., a Virginia corporation ("SAI"), the mailing address for both of which is 209 West Main Street, P.O. Box 8, Waverly, Virginia 23890 (together hereafter referred to as "Employer"), and PHILLIP S. SUMPTER, a Virginia resident ("Employee"), currently residing at 33296 Shingleton Road, Waverly, Virginia 23890.

                                   AGREEMENT:

         In consideration of the mutual agreements contained herein, the sufficiency and adequacy of which are acknowledged, the parties agree as follows:

         1. Employment. Employer hereby employs Employee, and Employee hereby accepts employment by Employer, as the Chairman of the Board and Chief Executive Officer of Employer. As Chairman of the Board and Chief Executive Officer, Employee will faithfully perform such duties as may reasonably be assigned to him by the Board of Directors of Employer from time to time. Employee will devote his best efforts and substantially all of his time, knowledge and ability to advance the business of Employer, and will not engage in any conduct that reasonably may be expected to have any adverse effect upon Employer.

         2.     Compensation.   During   the  term  of   Employee's   employment
hereunder, Employee shall receive as full compensation for all duties performed by him on Employer's behalf:

                A. Base Compensation. An annual salary of one hundred ninety thousand dollars ($190,000) payable in equal installments not less than monthly, subject to any annual adjustments as may be made by Employer from time to time.

                B. Bonuses. Employer and Employee agree that Employee shall be eligible for additional compensation in the form of bonuses based upon the value of Employee's work contributions to Employer and the performance of Employer in the marketplace - in the event Employer establishes a bonus plan or program.

                C. Stock Options. Employee shall be entitled to participate in and shall receive the benefit of any existing stock option plans of Employee or of any stock option plans created during the term of this Agreement which benefit other executive employees.

                D. Company Vehicle. Employer shall provide to Employee, as additional compensation, a suitable vehicle for Employee's use. Employer shall solely be responsible for any and all costs associated with maintaining, insuring and registering said vehicle.


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                E.     Retirement.  Employee shall be entitled to participate in
and shall receive the benefit of any existing group retirement plans of Employer or of any retirement plans created during the term of this Agreement which benefit other executive employees generally.

                F. Fringe Benefits. Employer shall procure comprehensive health and dental insurance for Employee and Employee's spouse and disability insurance for Employee under one or more policies of insurance comparable to the best existing policies by which Employer insures its other executive employees.

                G.     Vacation and Holidays. Employee shall be entitled to four
(4) weeks of paid annual vacation. Employee may accrue vacation, in whole or in part, from year to year. Employee shall also receive such holidays as Employer provides its other executive employees.

         3. Term. This Agreement shall last for an initial term of three (3) years commencing on April 1, 1998 and ending on March 31, 2001, at which time it shall automatically renew for successive one (1) year periods unless sooner terminated in accordance with the provisions hereof or either party gives the other written notice of its election not to renew the Agreement at least ninety
(90) days before any renewal date.

         4.     Termination. This Agreement may be terminated as follows:

                A. By Employer Without Cause. The Board of Directors of Employer may terminate Employee's employment at any time without Cause (as defined herein) before a Change in Control (as defined in Section 5 below) or at any time 240 days after a Change in Control, upon not less than fifteen (15) days advance written notice. In such event, Employee shall be paid the salary set forth in subsection 2A through the earlier of the last date of the remaining term of this Agreement, the date of his death, or the date eighteen (18) months after the termination of his employment.

                B. By Employer With Cause. The Board of Directors of the Employer may, by resolution, terminate the employment of Employee at any time with Cause; provided, however, Employee shall be entitled to fifteen (15) days advance written notice before any such proposed resolution may be acted upon and Employee shall further be entitled to attend any such Board of Directors meeting and to hear and respond to any and all evidence which the Board of Directors considers before adopting any such resolution. For purposes of this Section 4, "Cause" shall be defined as:

                       (i) Gross incompetence, gross negligence, willful misconduct in office, breach of a material fiduciary duty or commission of any fraud or serious dishonest act detrimentally affecting Employer in Employer's business relations (as reasonably determined by the Board of Directors;

                       (ii) Willful and knowing violation of any statute governing either Employer's business or Employee's conduct as
                Employer's   employee  or   conviction



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

                of a felony crime or commission of an act of embezzlement or fraud against Employer (as reasonably determined by the Board of Directors);

                       (iii)  Employee's   mental   or   physical    disablement
                resulting in Employee's inability to fulfill the terms of this Agreement (as reasonably determined by the Board of Directors);

                       (iv) Any material breach by Employee of a material term of this Agreement;

                       (v) The entry of a decree or order by a court of competent jurisdiction (a) judging Employer as bankrupt or insolvent, (b) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Employer under any applicable law, (c) appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official of Employer), or (d) ordering the winding up or liquidation of the affairs of Employer; or

                       (vi)   The death of Employee.

In the event of termination with Cause, Employee shall be entitled to no further compensation or benefits under this Agreement.

                C. By Employee Without Good Reason. Employee may terminate his employment without Good Reason, as hereafter defined. If Employee terminates his employment without Good Reason, he shall be entitled to no further compensation or benefits under this Agreement[, and, in the event such termination is during the initial term of this Agreement, he shall forfeit any right to exercise any unexpired incentive stock option awarded during such term].

                D. By Employee With Good Reason. Employee may terminate his employment with Employee at any time with Good Reason. In the event Employee terminates his employment with Good Reason, he shall be paid his salary as set forth in subsection 2A through the earlier of the last day of the remaining term of this Agreement, the date of his death, or the expiration of twelve (12) months from the date of the termination of his employment. He shall not be required to render any further services to Employer. For purposes of this
Section 4, "Good Reason" is defined as:

                       (i) The assignment to Employee by the Board of Directors of duties materially inconsistent with and inferior to the position, duties, responsibilities and status of the Chief Executive Officer of Employer, except in connection with the termination of his employment for Cause; or

                       (ii) Any material breach by Employer of any material term of this Agreement, which is not remedied within fifteen
                (15) days of written notice to the Board of Directors by Employee.


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

         5.     Change in Control.

                A. Definition - Change in Control. "Change in Control" means consummation prior to March 31, 2001 of:

                       (i) A reorganization, merger, consolidation or other event, with respect to which the individuals and entities who were the respective beneficial owners of the common stock and voting securities of SII immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of Employer resulting from such reorganization, merger or consolidation;

                       (ii)   A complete liquidation or dissolution of Employer;
                or

                       (iii) A change in the composition of the Board of Directors of SII such that the individuals who, as of the date hereof, constitute the Board of Directors of SII (the Board of Directors as of such date hereinafter being referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, for purposes of this Section, that any individual who becomes a member of the Board of Directors subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board of Directors and who are also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14A-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) or other actual threats of solicitation of proxies or consents by or on behalf of a person other than the Board of Directors shall not be so considered as a member of the Incumbent Board.

                B. Definition - Total Compensation. "Total Compensation" means Employee's W-2 compensation for federal tax purposes, health care benefits and automobile allowance, if any, for the calendar year immediately preceding or coinciding with a Change of Control.

                C. Employment Termination Option. In event of a Change in Control of Employer, Employee shall, during the period between 60 and 240 days after the Change in Control event, have the option to terminate his employment with Employer by delivering written notice of his election to so terminate his employment hereunder. Such termination shall be considered for all purposes under this Agreement as a termination with Good Reason provided,



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however, Employee shall be entitled to receive a lump sum payment in cash within thirty (30) days of the date of termination of employment of an amount equal to one and one half times Total Compensation.

                D.     No Excess Parachute Payments.  It is the intention of the
parties that payments to be made to the Employee pursuant to this Agreement shall not constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended and any regulations issued thereunder. If the Employer or independent accountant serving as auditor for the Employer, as the case may be, on the date of the Change of Control determines that some or all of the payments scheduled under this Agreement, as well as any other payments determined to be contingent on a Control of Control, would be non-deductible by the Employer under Section 280G, then payments scheduled under this Agreement shall be reduced to the maximum amount which may be paid without causing such payments to be non-deductible, less $1. In making such determination, the Employer or the Employer's accountant may rely upon interim or proposed regulations interpreting Section 280G. Employee, at his own expense, may obtain an independent determination. If a difference of opinion exists with respect to whether there are excess parachute payments, then a further opinion may be requested by Employer and Employee, selecting an accountant that is acceptable to both. The determination by the jointly selected accountant shall be binding on both parties.

         6. Rights to Work Product. Employee agrees that Employer will have an exclusive right to all products, ideas, inventions, or other works that are conceived, developed, improved or supplemented by Employee during the period of his employment with Employer, whether during or outside of Employee's working hours, which are within the scope of, or related to, any of Employer's activities or operations, or any of Employee's duties, responsibilities or activities as an employee. Employee agrees to take at Employer's expense, but without additional remuneration to him (except as Employer may, in its sole discretion, grant), any action required by Employer to patent, copyright, license or otherwise protect Employer's rights and interests in such products, ideas, inventions or other work.

         7. Trade Secrets and Confidential Information. During the term of this Agreement, Employee will continue to have access to various trade secrets and confidential information of Employer. Employee acknowledges that such confidential information and trade secrets are owned and shall continue to be owned solely by Employer. During the term of his employment and for five (5) years after such employment terminates, Employee agrees not to use such information for any purpose whatsoever or to divulge such information to any person other than Employer or persons to whom Employer has given its written consent unless Employee is compelled to disclose it by governmental or legal process or by any provision of law or court order. In the event that Employee is compelled to divulge such information as described in the previous sentence, Employee shall give Employer at least five (5) days written notice prior to divulging the information, unless such notification is prohibited by law.

         8. Documents. Under no circumstances shall Employee remove from Employer's office with intention to retain any of Employer's books, records, documents, or customer lists, or any copies of such documents, without the written permission of Employer; nor shall Employee



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

make any copies of such books, records, documents, or customer lists for use and retention outside of Employer's office except as specifically authorized in writing by Employer.

         9. Non-Competition. Employee agrees that during his employment with Employer and for as long as he is receiving compensation under this Agreement, he will not directly or indirectly, either as principal, agent, manager, employee, partner, shareholder, director, officer, consultant or otherwise, become associated with, employed by, or otherwise interested in, whether financially or in any other capacity, any business operation directly competing with Employer in any state east of the Mississippi River. This restriction shall not preclude Employee from becoming the holder of any publicly traded stock, provided Employee does not acquire a stock interest in excess of one percent (1%).

         10.    Non-solicitation.  Employee  agrees  that for a period of twelve
(12) months after his employment has terminated for any reason without the prior written consent of the Board of Directors of Employer, or for so long as Employee is receiving compensation from Employer, whichever period is longer:

                A. Employee will not, directly or indirectly, solicit or sell any of the products or services sold by Employer to any person, company, firm, or corporation or entity who is or was a customer of Employer within two
(2) years prior to the termination of Employee's employment;

                B. Employee will not solicit such customers on behalf of himself or any other person, firm, company, or corporation; and

                C. Employee will not, directly or indirectly, employ or solicit the employment of any person employed by Employer within one (1) year prior to such employment or solicitation. Further, Employee shall not induce, solicit or advise any other person or business, or encourage or contribute to the efforts of any other person or business, to employ or solicit the employment of any person employed by Employer within one (1) year prior to such employment or solicitation.

         11. Ability to Earn Livelihood. Employee acknowledges that (i) in the event his employment with Employer terminates for any reason, he will be able to earn a livelihood without violating the foregoing restrictions; and (ii) that his ability to earn a livelihood without violating such restrictions is a material condition to his employment with Employer.

         12. Remedies. Employee acknowledges that (i) compliance with Sections 7, 8, 9, and 10 is necessary to protect the business and good-will of Employer and (ii) a breach of any of those sections will irreparably and continually damage Employer, for which money damages may not be adequate. Therefore, the parties agree that in the event of such breach, Employer may seek any and all legal or equitable relief available to it, specifically including but not limited to injunctive relief, without the necessity of bond, and may hold Employee liable for all damages, including actual and consequential damages, costs and expenses, as well as legal costs and reasonable attorneys' fees incurred by Employer as a result of such breach.


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

         13. Duration of Injunction. If Employee violates any of the terms of Sections 7, 8, 9, or 10 and Employer consequently seeks injunctive relief from a court, such injunctive relief may be applied prospectively to include the duration of the covenant unexpired at the time of the first breach, notwithstanding that the covenant may have otherwise expired at the time a lawsuit is filed and/or at the time relief is granted.

         14. Judicial Modification; Severability. The parties have attempted to limit Employee's right to compete only to the extent necessary to protect Employer from unfair competition. The parties recognize, however, that reasonable people may differ in making such a determination. Consequently, the parties hereby agree that, if the scope or enforceability of a restrictive covenant set forth in Section 7, 8, 9 or 10 is in any way disputed at any time, a court or other trier of fact may modify and reform such provision to substitute such other terms as are reasonable to protect Employer's legitimate business interests. If any provision, paragraph, or subparagraph of this Agreement is adjudged by any court to be void or unenforceable in whole or in part, such adjudication shall not affect the validity of the remainder of this Agreement, including any other provision, paragraph, or subparagraph. Each provision, paragraph, and subparagraph of this Agreement is separable from every other provision, paragraph, and subparagraph, and constitutes a separate and distinct covenant.

         15. Waiver of Rights. If in one or more instances either party fails to insist that the other party performs any of the terms of this Agreement, such failure shall not be construed as waiver by such party of any past, present, or future right granted under this Agreement and the obligations of both parties under this Agreement shall continue in full force and effect.

         16. Survival. The obligations contained in Sections 7, 8, 9, and 10 shall survive the termination of Employee's employment. In addition, the termination of employment shall not affect any of the rights or obligations of either party arising prior to or at the time of the termination of employment, or which may arise by any event causing the termination of employment.

         17. Successors. This Agreement shall be binding upon and shall inure to the benefit of Employee, and, to the extent applicable, Employee's heirs, assigns, executors, and personal representative, and upon Employer, its successors and assigns, including without limitation, any person, partnership, corporation or any other entity that may acquire all or substantially all of Employer's assets and business, or with or into which Employer may be consolidated or merged.

         18. Complete Understanding. This Agreement constitutes the complete understanding between the parties regarding terms and conditions of employment, all prior representations or agreements having been superseded.

         19. Modification. No alteration or modification of any of the provisions of this Agreement shall be valid unless made in writing and signed by both parties.


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         20.    Headings.  The  headings  of  sections  and  paragraphs  of this
Agreement are for convenience and identification only and do not limit or construe the contents of such sections and paragraphs.

         21. Governing Law. This Agreement shall be subject to and governed by the laws of the Commonwealth of Virginia. The parties agree that any cause of action arising from the terms of this Agreement shall be brought only in the Circuit Court of the City of Richmond, Virginia. The parties agree that such court shall be the exclusive and sole venue for the adjudication of any disputes hereunder.

         22. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their names as of the date first written above.

                                    SPURLOCK INDUSTRIES, INC.


                                    By: /s/ Kirk J. Passopulo
                                        ---------------------------------
                                        Name: Kirk J. Passopulo
                                              ---------------------------
                                        Office: Secretary
                                                -------------------------

                                    SPURLOCK ADHESIVES, INC.


                                    By: /s/ Kirk J. Passopulo
                                        ---------------------------------
                                        Name: Kirk J. Passopulo
                                              ---------------------------
                                        Office: Secretary
                                                -------------------------

                                    EMPLOYEE

                                    /s/ Phillip S. Sumpter
                                    -------------------------------------
                                    Phillip S. Sumpter




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